SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

Xenetic Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-295962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Ave, Suite 230 Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-778-7720

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the annual meeting of shareholders held on September 24, 2015, the shareholders elected the five individuals that would serve and function as the entire board of directors for the upcoming year. At the meeting, the shareholders re-elected M. Scott Maguire, Firdaus Jal Dastoor, Roman Knyazev, Darlene Deptula-Hicks, and Dmitry Genkin to serve until the next Annual Meeting of the Shareholders or until a successor has been elected and qualified. Information regarding the newly re-elected directors can be found in the Company’s most recent filing on form 10K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2015, Xenetic Bioscience, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada an Amendment to Articles of Incorporation to increase the authorized shares of Common Stock of the Company (the “Amendment”). The Amendment authorizes the Company to issue 1,500,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof.

The Amendment was recommended by the board of directors and submitted for consideration and approval to the Company’s shareholders at an annual meeting held on September 24, 2015. The Amendment was approved by shareholders holding a majority of the issued and outstanding common stock.

A copy of the Amendment is attached hereto as Exhibit 3.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
3.1	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenetic Biosciences, Inc.

/s/ M. Scott Maguire

M. Scott Maguire

Chief Executive Officer

Date: September 30, 2015

2